Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Pennsylvania Premium Income Municipal Fund 2
33-58232
811-7482

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010 and additionally adjourned to March 23, 2010.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting
together as a class
<c> MuniPreferred shares voting
 together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
             7,940,910
                    1,802
   Against
                687,780
                       397
   Abstain
                221,916
                           5
   Broker Non-Votes
             2,493,053
                         73
      Total
           11,343,659
                    2,277



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
             8,008,906
                    1,807
   Against
                628,121
                       392
   Abstain
                213,579
                           5
   Broker Non-Votes
             2,493,053
                         73
      Total
           11,343,659
                    2,277



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
             7,905,731
                    1,801
   Against
                728,758
                       398
   Abstain
                216,117
                           5
   Broker Non-Votes
             2,493,053
                         73
      Total
           11,343,659
                    2,277



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
             7,778,361
                    1,805
   Against
                818,431
                       393
   Abstain
                253,814
                           6
   Broker Non-Votes
             2,493,053
                         73
      Total
           11,343,659
                    2,277



To approve the elimination of the fundamental policy relating to commodities.


   For
             7,914,622
                    1,805
   Against
                706,623
                       393
   Abstain
                229,361
                           6
   Broker Non-Votes
             2,493,053
                         73
      Total
           11,343,659
                    2,277



To approve the new fundamental policy
relating to commodities.


   For
             7,916,928
                    1,805
   Against
                705,018
                       393
   Abstain
                228,660
                           6
   Broker Non-Votes
             2,493,053
                         73
      Total
           11,343,659
                    2,277



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052352.